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                         ALL-TECH INVESTMENT GROUP, INC.

                                     BY-LAWS



                                    ARTICLE I

                                     OFFICES

         Section l. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section l. All meetings of the stockholders for the election of Directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders, commencing with the year l999, shall be held on such date and time as shall be designated from time to time by the

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Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of such stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called only by the Chairman of the Board or shall be called by the President or Secretary at the request in writing of three-fourths of the Board of Directors.

         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. Stockholders holding one third of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the

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adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section l0. Unless otherwise provided in the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Except as otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                                   ARTICLE III

                                    DIRECTORS

         Section l. The number of Directors which shall constitute the whole Board shall be not less than two nor more than twelve. The first Board shall consist of five Directors. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors. The Board of Directors shall be divided into three classes in respect to term of office, each class to contain as near as may be one-third of the whole number of the Board of Directors. Of the Board of Directors as elected at the first annual meeting of the stockholders of the Corporation, the members of the first class shall serve until the second annual meeting of stockholders of the Corporation, the members of the second class shall serve until the third annual meeting of the stockholders of the Corporation, and the members of the third class shall serve until the fourth annual meeting of stockholders of the Corporation, provided however that in each case, Directors shall continue to serve until their successor shall be elected and shall qualify. At each annual meeting of stockholders of the Corporation, one class of Directors shall be elected to serve until the annual meeting of stockholders held three years next following. Directors need not be stockholders.

         Section 2. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no

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Directors in office, then an election of Directors may be held in the manner provided by statute.

         Section 3. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 4. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Any one or more of the Directors of the Corporation may be removed from office only for cause and only by the affirmative vote of three-fourths of the entire Board of Director or by the affirmative vote of two-thirds of the votes of the issued and outstanding shares of the Corporation entitled to vote at a meeting called for such purpose. Removal for cause shall include removal only because of a Director's personal dishonesty, incompetence, willful or grossly negligent misconduct, breach of fiduciary duty involving personal profit, or willful violation of any law, rule or regulation (other than traffic or similar minor offenses) or breach of fiduciary duty causing material damage to the Corporation.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 6. The Board of Directors shall hold a meeting reasonably promptly after the annual meeting.

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         Section 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 8. Special meetings of the Board may be called by the Chairman of the Board on at least two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of three Directors unless the Board consists of only one Director; in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole Director.

         Section 9. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided in these By-Laws, by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 10. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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         Section 11. Unless otherwise restricted by the Certificate of
Incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         Section 12. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in

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the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section l5l(a) of the General Corporation Law of Delaware fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), (ii) adopting an agreement of merger or consolidation, (iii) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iv) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section l3. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                           COMPENSATION OF DIRECTORS

         Section l4. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall

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preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

         Section l. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram or telefax.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

         Section l. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer or Controller. The Board of Directors

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may also choose additional Vice-Presidents, including Executive or Senior
Vice-Presidents, and one or more assistant Secretaries and assistant Treasurers. Any number of officers may be held by the same persons, unless the Certificate of Incorporation or these By-Laws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer or Controller.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                            THE CHAIRMAN OF THE BOARD

         Section 6. The Chairman of the Board shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the

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Corporation and shall see that all orders and resolutions of the Board of
Directors are carried into effect.

         Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

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                                  THE PRESIDENT

         Section 8. The President shall be the Chief Operating Officer of the Corporation. The President shall preside, in the absence of the Chairman of the Board, at all meetings of the Directors and stockholders and shall have such other duties as may be prescribed from time to time by the Board of Directors.

                               THE VICE-PRESIDENTS

         Section 9. In the absence of the President, the Vice-Presidents in the order designated by the Directors (or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or President may from time to time prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY

         Section 10. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or President. The Secretary shall have custody of the corporate seal of the Corporation, and the

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Secretary or an Assistant Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by signature.

         Section 11. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, the Chairman of the Board or the President, shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                   THE TREASURER OR CONTROLLER AND ASSISTANTS

         Section 12. The Treasurer or Controller shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 13. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer or Controller and of the financial condition of the Corporation.

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         Section l4. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurers control belonging to the Corporation.

         Section l5. The Assistant Treasurer or Assistant Controller, or if there shall be more than one, the Assistant Treasurers or Controllers in the order determined by the Board of Directors shall, in the absence of the Treasurer or Controller or in the event of inability or refusal to act, perform the duties and exercise the powers of the Treasurer or Controller and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

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                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

         Section 1. The shares of the Corporation shall be represented by certificates. Certificates shall be signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer, the Controller or an Assistant Controller, or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

         Upon the face or back of each stock certificate issued to represent any partly paid shares shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

         If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special

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rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new certificate to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the

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Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. The Board of Directors shall cause to be presented at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

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                                     CHECKS

         Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

         Section 5. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

         Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

         Section 1. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and

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reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall

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determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this
Section 1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  (d) Any indemnification under paragraphs (a) and (b) of this
Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such paragraphs
(a) and (b) of this Section 1. Such determination shall be made (i) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

                  (e) Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall

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ultimately be determined that he or she is not entitled to be indemnified by the
Corporation authorized in this Article VIII--such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                  (g) The Corporation may be purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of General Corporation Law.

                  (h) For purposes of this Article VIII, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officer, employees or agents so that any person who is or was a director,

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officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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                                   ARTICLE IX

                              AMENDMENTS OR REPEAL

         Section 1. These By-Laws may be amended or repealed, in whole or in part, by a majority of vote of the Board of Directors, at any regular or special meeting of the Board duly convened. Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered. Notwithstanding the foregoing provision, the Stockholders shall have the power to adopt, amend or repeal By-Laws.

                                    * * * * *



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